Exhibit 23(a)

		      CONSENT OF INDEPENDENT ACCOUNTANTS


	We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of: (1) our report dated May 3, 2002 relating to the financial statements which appears in Legg Mason, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2002; and (2) our report dated May 3, 2002 relating to the financial statement schedule which appears in such Annual Report on Form 10-K. We also consent to the references to us under the heading "Independent Accountants" in such Registration Statement.



/s/ Pricewaterhouse Coopers LLP

PRICEWATERHOUSECOOPERS LLP
Baltimore, Maryland
February 21, 2003